Exhibit 32

Certifications
Pursuant to 18 U.S.C. Section 1350,
As adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Investors Title Company, a North Carolina corporation (the “Company”), for the quarter ended June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley act of 2002 that:

(i)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

(ii)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  July 31, 2009        /s/ J. Allen Fine__________
                    J. Allen Fine
                    Chief Executive Officer

Dated:  July 31, 2009        /s/ James A. Fine, Jr.______
                    James A. Fine, Jr.
                    Chief Financial Officer